SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2008

WELWIND ENERGY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		Number)
10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
Canada
(Address of principal executive offices)
604-460-8487
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Welwind Energy International Corp.
From 8-K
Current Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2008, the Board of Directors of Welwind Energy International Corp. (the “Company”), a Delaware corporation, appointed Mr. Larry McNabb to serve as President of the Company.  The members of the Board duly considered the nomination of Mr. McNabb as the Company’s new President, and the motion was passed in accordance with the Company’s Bylaws.

On October 6, 2008, we also received the resignation of Ms. Tammy-Lynn McNabb as the Company’s President only. Mrs. McNabb shall retain her positions as Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer. The resignation of Ms. McNabb was not based on any disagreement with the Company.

Mr. Larry McNabb - Biography

In early 2000, Mr. Larry McNabb started McNabb & Associates, a business consulting firm concentrating on assisting small private and public companies.  In late 2004, Mr. McNabb assisted the Company in completing its business combination with the Low Carb Companies, resulting in the Company being renamed “Vitasti, Inc.” at the time.  Since then, Mr. McNabb has acted as a special consultant to the Company.

Prior to 2003, Mr. McNabb worked as an independent consultant for numerous private and public companies since the early 1990’s and assisted such companies with corporate development, structuring financings, and mergers and acquisitions.

Mr. McNabb is the spouse of our CEO, Tammy-Lynn McNabb.

Also, on October 6, 2008, the Company’s Board of Directors accepted the resignation of Zhao Chong as Director of the Company.  The resignation of Mr. Zhao Chong Jian was not based on any disagreement with the Company.

Item 8.01	Other Events

Effective as of September 15, 2008, the Company’s Board of Directors appointed Action Stock Transfer Corp. to be the new transfer agent and registrar of the Company’s common stock, par value $0.001 per share, replacing Wall Street Transfer Agents Inc.

Shareholders may contact Action Stock Transfer Corp. as follows:

Action Stock Transfer Corp.
7069 S. Highland Dr., Suite 300
Salt Lake City, UT 84121

Office - (801) 274-1088
Fax    - (801) 274-1099

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Welwind Energy International Corp.

Dated: October 14, 2008	By:	/s/ Tammy-Lynn McNabb
	Name:	Tammy-Lynn McNabb
	Title:	CEO